Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2016 Omnibus Incentive Plan of Patheon N.V. of our report dated 4 June 2015, with respect to the combined financial statements of DSM Pharmaceutical Products Group included in the Registration Statement (Form S-1 No. 333-204789) and related Prospectus of Patheon N.V., filed with the Securities and Exchange commission.

/s/ Ernst & Young Accountants LLP

Maastricht, The Netherlands
21 July 2016